EXHIBIT 99.1

3D Systems Acquires Acu-Cast Technologies and Launches World's Largest Parts Service

Leading Parts Provider Becomes Cornerstone for Newly Launched 3Dproparts(TM) Service That Offers Customers One-Stop Shopping Experience With Expanded Choices

ROCK HILL, S.C., Oct. 1, 2009 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing solutions, announced today that it acquired the assets of Acu-Cast Technologies, a leading provider of rapid prototyping and manufacturing services that offers precision parts made on a wide range of traditional and additive manufacturing systems and a variety of finishing, molding and casting capabilities.

The terms of the transaction were not material. 3D Systems expects this acquisition to be accretive to its future operating income.

Concurrently, 3D Systems announced the launch of 3Dproparts(TM), the world's largest Rapid Prototyping and Manufacturing parts service. The company expects its 3Dproparts(TM) service to bring together the widest range of production and additive grade materials and the latest additive and traditional manufacturing systems to enable 3D Systems to deliver to its customers the broadest available range of precision plastic and metal parts and assemblies.

"Our 3Dproparts(TM) service can handle any customer project -- large or small -- completely within our facilities and in-house expertise, delivering quality precision real-parts made from production and additive grade plastics and metals with speed and efficiency," said Abe Reichental, President and CEO of 3D Systems. "We expect that the synergies generated by combining our latest generation of Pro systems and materials with Acu-Cast's extensive experience in additive and traditional manufacturing, coupled with its part building know-how and state-of-the-art equipment and facilities, will provide our customers with the ultimate one-stop shopping experience for all their design, prototyping and manufacturing needs."

3Dproparts(TM) is further enhanced through a proprietary and secure 24-hour online quoting-and-ordering website that preserves user confidentiality. To try 3Dproparts(TM) automated quoting process, go to www.3Dproparts.com.

"Over the past decade we have become an important extension of the in-house modeling, prototyping and manufacturing capabilities of many of our customers as well as a fulfillment partner for many service bureaus," said Gary Mitchell, formerly President of Acu-Cast Technologies. "As part of 3D Systems' new 3Dproparts(TM) service, we plan to invite all of 3D Systems' existing Preferred Service Providers and other leading service bureaus to use 3Dproparts(TM) as their comprehensive order-fulfillment center.

"Unlike other online and traditional service bureaus that offer narrow systems and materials selection and limited in-house capacity, from the get go, 3Dproparts(TM) is offering a complete choice of parts that are fully produced in-house on the latest generation equipment from a comprehensive range of plastic and metal production grade materials. 3Dproparts(TM) has the capacity to handle all of our customers' peak demand requirements and to deliver the same quality service seven days a week," concluded Mitchell.

3D Systems is leveraging the relative proximity of its Acu-Cast facilities to major overnight distribution hubs to offer same-day shipping service. The company also plans to integrate its own Rapid Manufacturing Centers in Rock Hill, South Carolina and Darmstadt, Germany into a global 3Dproparts(TM) service and intends to grow this activity both internally by providing a differentiated customer experience and through additional strategic acquisitions.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss the Acu-Cast acquisition and the launch of its 3Dproparts(TM) service on Thursday, October 1, 2009 at 11:00 a.m., Eastern Time.

 . To access this Conference Call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States).  The confirmation code is
   329-775-98.

 . To access the audio webcast, log onto 3D Systems' Web site at
   www.3Dsystems.com/ir.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3Dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.

More information on the company is available at www.3DSystems.com, www.modelin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Acu-Cast Technologies

Acu-Cast Technologies, located in Lawrenceburg, TN, is a one-stop shop for the most accurate, high-definition Rapid Prototyping services available today. With the largest fleet of 3D Systems' next-generation iPro(TM) Stereolithography Precision Centers in the world, Acu-Cast Technologies is committed to delivering affordable, high-quality parts quickly with the convenience of instant online quoting and the personal touch of old-fashioned customer service, where orders are 100% satisfaction guaranteed. In addition to Stereolithography, Acu-Cast provides an array of prototypes and in-house services, including Aluminum and Zinc Metal Castings, High Speed CNC Machining, and Plastic Castings.

More information on Acu-Cast Technologies is available at www.acucast.com, or via e-mail at info@acucast.com.

CONTACT:  3D Systems Corporation
          Investor Contact:
          Amanda Molbert
            803-326-4010
            MolbertA@3dsystems.com
          Media Contact:
          Katharina Hayes
            803-326-3941
            HayesK@3dsystems.com